UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 1, 2001




                            STONE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


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            DELAWARE                    1-12074                  72-1235413
  (State or other jurisdiction      (Commission File          (I.R.S. employer
of incorporation or organization)        Number)             identification no.)
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     625 E. KALISTE SALOOM ROAD
        LAFAYETTE, LOUISIANA                                   70508
(Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (337) 237-0410




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Item 5. OTHER EVENTS

     Stone Energy Corporation  (NYSE: SGY) and Basin Exploration,  Inc. (NASDAQ:
BSNX) today announced the completion of their merger, which was announced on October 30, 2000. Stockholders of both companies approved the merger at special meetings of stockholders held earlier today. In connection with the approval of the merger, stockholders of Stone Energy also approved a proposal to increase the authorized shares of Stone common stock from 25 million shares to 100 million shares. Basin common stock will cease to be traded on the Nasdaq National Market at the close of business today.

TERMS OF THE MERGER
In the merger, each share of Basin common stock will be converted into 0.3974 of a share of Stone common stock. As a result, approximately 7.5 million Stone common shares are expected to be issued, which will give Stone a total of approximately 26 million shares outstanding. Former Basin stockholders are expected to own approximately 29% of the combined company, while Stone stockholders are expected to own approximately 71% of the combined company. The transaction will be accounted for as a pooling of interests.

THE MERGED COMPANY
The combined company, to be called Stone Energy Corporation, will be headquartered in Lafayette, LA. District offices will be located in Denver, Houston and New Orleans. Estimated total proved reserves for the combined company at December 31, 1999 totaled 597 billion cubic feet of gas equivalent and were divided between the Gulf Coast Basin and the Rocky Mountains, 87% and 13%, respectively. In connection with the merger, Michael S. Smith, the chief executive officer of Basin, has joined Stone's board of directors.

EXCHANGE AND TRANSMITTAL OF SHARES
Stone stockholders will retain their stock certificates. Record holders of Basin common stock will be sent letters of transmittal and other instructions for exchanging their stock certificates for certificates representing Stone Energy common stock. Basin stockholders whose certificates are held by brokers will receive the exchange of shares through their broker. Questions concerning this process should be directed to the Exchange Agent, Mellon Investor Services, at its toll free number (800) 777-3674.

     Stone  Energy  is an  independent  oil and  gas  company  headquartered  in
Lafayette, Louisiana, and is engaged in the acquisition, exploitation and operation of oil and gas properties located in the Gulf Coast Basin and Rocky Mountains. For additional information, contact James H. Prince, Chief Financial Officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at princejh@stone-energy.com.

     Certain statements in this press release are forward-looking and are based upon the Company's current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company expects, projects, believes or anticipates will, should or may occur in the future including future production of oil and gas, future capital expenditures and drilling of wells are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's actual results and plans could differ materially from those expressed in the forward-looking statements.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             STONE ENERGY CORPORATION



Date: February 1, 2001                       By: /s/ James H. Prince
                                                 --------------------
                                                     James H. Prince
                                                     Chief Financial Officer